EXHIBIT 99.1

                                                       Contact: Robert A. Lerman
                                                                    860-683-2005
NEWS   RELEASE                                                      OTCBB:  TDYT
                                                                February 8, 2006



                 THERMODYNETICS ANNOUNCES FRED SCHEIDEMAN JOINS
                  TURBOTEC PRODUCTS AS DIRECTOR OF ENGINEERING

WINDSOR, CT - Wednesday, February 8, 2006, TDYT

         The Turbotec Products, Inc. subsidiary of Thermodynetics continues to add to its capabilities with the addition of Fred Scheideman to its senior staff as Director of Engineering.

         Fred's background and capabilities add measurably to Turbotec's unique position in the heat transfer industry. It is the intent of Turbotec, under Fred's leadership, to expand the company's offerings of products, testing services, design and analysis. These activities, when fully implemented, are expected to generate significant growth to Turbotec.

Fred's experience includes assignments at Batavia Metals (Director of Engineering) where he designed and developed components for automotive and all-terrain vehicles; at ITT Heat Transfer Technology (Manager of Engineering and Information Systems) where he designed and developed advanced heat exchangers and Standard Refrigeration where as Director of Engineering he developed new products and designs for air conditioning and refrigeration applications.


         In announcing Fred's appointment to this new assignment, Sunil Raina, General Manager said "I am excited that Fred has joined us and we anticipate significant advances in our ability to design and develop new products. Turbotec is committed to remain an industry leader in the application of enhanced surface tubing in a wide range of heat transfer applications. With Fred joining our team, we are assured of new advances and product announcements over time."


ABOUT THERMODYNETICS

         Thermodynetics, Inc., is a manufacturer of high performance, high quality heat exchangers, fabricated metal components and flexible connector products for heat transfer, transportation, and plumbing applications. The Company markets its products in the United States, Canada and abroad to customers in the space conditioning, refrigeration, automotive, biomedical, plumbing, appliance, water heating and aerospace industries.

         The Company's products are presently used in heat pumps as condensers and evaporators in heating, refrigeration, food processing and air-conditioning systems; in the biomedical field (as blood or intravenous fluid heat exchangers); in heat recovery units used to heat water with waste heat from air conditioning, refrigeration systems; in ice production systems; in laser coolers, beverage dispensers, food processing systems, chillers, heat pump systems and boilers, and modules for use as components in large condensing or desuperheater systems; and are generally usable in most applications where heat transfer is required. The tubing is also used as a flexible connector in plumbing applications.


FORWARD LOOKING STATEMENTS

     This report contains certain forward-looking statements regarding the Company, its business prospects and results of operations that are subject to certain risks and uncertainties posed by many factors and events that could cause the Company's actual business, prospects and results of operations to differ materially from those that may be anticipated by such forward-looking statements. Factors that may affect such forward-looking statements include, without limitation: the Company's ability to successfully and timely develop and finance new projects, the impact of competition on the Company's revenues, changes in unit prices, and supply and demand for the Company's tubing product lines in the markets served.

     When used, words such as "believes," "anticipates," "expects," "continue", "may", "plan", "predict", "should", "will", "intends" and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to revise any forward-looking statements in order to reflect events or circumstances that may subsequently arise. Readers are urged to carefully review and consider the various disclosures made by the Company in this report, news releases, and other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect the Company's business.